                                                                    Exhibit 3.59

                            ARTICLES OF INCORPORATION

                                       OF

                      RADIOLOGY CONSULTING ASSOCIATES, INC.

         The undersigned, being a citizen of the United States and desiring to form a professional corporation in accordance with Chapters 1785 and 1701 of the Ohio Revised Code, does hereby state the following:

         FIRST: The name of the corporation shall be RADIOLOGY CONSULTING ASSOCIATES, INC.

         SECOND: The place in Ohio where its principal office is to be located is the City of Cleveland Heights, County of Cuyahoga.

         THIRD:   The purpose for which it is formed shall be:

                           to practice the profession of medicine and radiology and to do generally any and all things necessary and incidental to said practice including those things authorized in Section 1701.13 Ohio Revised Code.

         FOURTH: The number of shares which the corporation is authorized to have outstanding is Five Hundred (500), all of which are common shares without par value.

         FIFTH: The amount of stated capital with which the corporation shall begin business is Five Hundred Dollars ($500).

         IN WITNESS WHEREOF, I have hereunto subscribed my name this 4th day of April, 1978.

                                             /s/ Stephen C. Ellis
                                             ---------------------------------
                                              Stephen C. Ellis, Incorporator

                                   NAME CHANGE

                                       OF

                            CUMMINGS GROUP HOME, INC.

         Robert Lamantia, President and Jean Cummings, Secretary of Cummings Group Home, Inc., an Ohio corporation, with its principal office located at Box 324, Put-In-Bay, Ohio, Put-In-Bay Township, Ottawa County, Ohio, do hereby certify that at a meeting of the members of said corporation, which was duly called and held on the 17th day of May, 1978, at which meeting a quorum of members was present, and that at such meeting the following resolution of amendment of the Articles of Incorporation to change the name was adopted by the affirmative vote of more than three-fourths of the members present thereat:

                  "BE IT RESOLVED, that the name of Cummings Group Home, Inc., being the same, is hereby changed to Hickory Farms Homes, Inc., by striking from the First Article of the Articles of Incorporation, the following:

                  Cummings Group Home, Inc. and Inserting in lieu thereof:
                  Hickory Farms Homes, Inc.
                  BE IT FURTHER RESOLVED, that said Articles of Incorporation be unamended and unchanged in all other respects."

         Said President and Secretary respectfully further certify that the foregoing resolution has not been repealed, modified or amended and that the same is now in full force and effect.

         IN WITNESS WHEREOF, the said Robert Lamantia, President, and Jean Cummings, Secretary, of Cummings Group Home, Inc., acting for and on behalf of said corporation, have hereunto set their names to be hereunto affixed this 25th day of January, 1979.

                                            /s/ Robert Lamantia
                                           ----------------------------------
                                             Robert Lamantia, President

                                            /s/ Jean Cummings
                                           ----------------------------------
                                             Jean Cummings, Secretary

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
                            CERTIFICATE OF AMENDMENT

                         TO ARTICLES OF INCORPORATION OF

                      RADIOLOGY CONSULTING ASSOCIATES, INC.

                                 March 31, 1981

                  Norbert E. Reich, President and Frank F. Seidelmann, Secretary, of RADIOLOGY CONSULTING ASSOCIATES, INC., an Ohio professional corporation, do hereby certify that by unanimous action in writing of the Shareholders on March 31, 1981, pursuant to the provisions of Section 1701.54 of the Ohio Revised Code, the following resolutions were adopted to amend the Articles of Incorporation of RADIOLOGY CONSULTING ASSOCIATES, INC.:

         RESOLVED: That ARTICLE FOURTH of the Corporation's Articles of Incorporation, as amended, be amended in its entirety to read as follows:

                  FOURTH: The number of shares which the Corporation is authorized to have outstanding is Ten Thousand (10,000), all of which are common shares without par value.

         RESOLVED FURTHER: That a new ARTICLE SIXTH be added to said Articles of Incorporation, as amended, as follows:

                  SIXTH: These Articles of Incorporation may be amended by the vote or consent of the holders of shares entitling them to exercise Eighty Percent (80%) of the voting power of the Corporation.

                  IN WITNESS WHEREOF, said Norbert E. Reich, President and Frank
F. Seidelmann, Secretary of RADIOLOGY CONSULTING ASSOCIATES, INC. have hereunto subscribed their names this 31 day of March, 1981.

                                           /s/ Norbert E. Reich
                                           ------------------------------------
                                           NORBERT E. REICH, President
                                           RADIOLOGY CONSULTING ASSOCIATES, INC.


                                           /s/ Frank F. Seidelmann
                                           ------------------------------------
                                           FRANK F. SEIDELMANN, Secretary
                                           RADIOLOGY CONSULTING ASSOCIATES, INC.

                            CERTIFICATE OF AMENDMENT

                                 BY SHAREHOLDERS

                       to the ARTICLES OF INCORPORATION of

Radiology Consulting Associates, Inc.

                              (Name of Corporation)


Dr. Norbert E. Reich who is (X) Secretary ( ) Assistant Secretary [            ]
of the [               ]with its principal location at 30100 Chagrin Blvd.,
Suite 102, Pepper Pike, Ohio 44124 hereby certify that (check the appropriate box and complete the appropriate statements)

( ) a meeting of the shareholders was duly called for the purpose of adopting this amendment and held on _____________, 19__, at which meeting a quorum of the shareholders was present in person or by proxy and by the affirmative vote of the holders of shares entitling them to exercise _______% of the voting power of the corporation.

(X) in a writing signed by all of the shareholders who would be entitled to notice of a meeting held for that purpose the following resolution to amend the articles was adopted:

                           Amend / update corporate address as follows:

                           30100 Chagrin Blvd.
                           Suite 102
                           Pepper Pike, Ohio 44124, [               Co.]

* formerly South Russell, Grauga Co.

         IN WITNESS WHEREOF, the above named officers, acting for and on the behalf of the corporation, have hereto subscribed their names this 19th day of September, 1984.

                                           /s/ Norbert E. Reich
                                           ------------------------------------
                                           NORBERT E. REICH, President

                                           /s/ Frank E. Seidelmann
                                           ------------------------------------
                                           FRANK E. SEIDELMANN, Secretary

Note: Ohio law does not permit one officer to sign in two capacities. Two separate signatures are required, even if this necessitates the election of a second officer before the filing can be made.


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
                            CERTIFICATE OF AMENDMENT
                                       to
                            ARTICLES OF INCORPORATION
                                       of
                      RADIOLOGY CONSULTING ASSOCIATES, INC.

         The undersigned, Norbert E. Reich, President and Frank E. Seidelmann, Secretary, of RADIOLOGY CONSULTING ASSOCIATES, INC., an Ohio professional corporation, hereby certify that, pursuant to the provisions of Ohio Revised Code Section 1701.54, on Dec. 17, 1987, the following Resolutions were adopted by unanimous action in writing by the Shareholders of this Corporation:

         RESOLVED: That the following amended Articles of Incorporation are hereby adopted to supersede and take the place of the existing Articles of Incorporation of the Corporation and all amendments thereto:

                  FIRST: The name of the corporation shall be REICH, SEIDELMANN & JANICKI CO.

                  SECOND: The place in Ohio where its principal office is to be located is the City of Solon, County of Cuyahoga.

                  THIRD:   The purpose for which it is formed shall be:

                                    To practice the profession of medicine and radiology and to do generally any and all things necessary and incidental to said practice including those things authorized in Section 1701.13 Ohio Revised Code.

                  FOURTH: The number of shares which the corporation is authorized to have outstanding is Ten Thousand (10,000), all of which are common shares without par value.

                  FIFTH: The amount of stated capital with which the corporation shall begin business is Five Hundred Dollars ($500).

                  SIXTH: These Articles of Incorporation may be amended by the vote or consent of the holders of shares entitling them to exercise Eighty Percent (80%) of the voting power of the Corporation.

                  SEVENTH: The Corporation may, from time to time, pursuant to authorization by its Directors and without action by the Shareholders, purchase or otherwise acquire shares of the Corporation of any class or classes in such manner, upon such terms and in such amounts as the Directors shall determine, to the extent permitted by law; subject, however, to such limitation or restriction, if any, as may be imposed by the terms or provisions of any class of shares or other securities of the Corporation outstanding at the time of the purchase or acquisition in question.

         IN WITNESS WHEREOF, said officers have executed this Certificate this 27th day of December, 1987.

                                           /s/ Norbert E. Reich
                                           ------------------------------------
                                           NORBERT E. REICH, President

                                           /s/ Frank E. Seidelmann
                                           ------------------------------------
                                           FRANK E. SEIDELMANN, Secretary

          CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF
                        REICH, SEIDELMANN & JANICKI CO.

         Norbert E. Reich, [ILLEGIBLE] Janicki Co. (the "Corporation"), do hereby certify that in an Action by Written Consent of the Shareholders of the Corporation dated October 29, 1997, the following resolution amending and restating the Articles of Incorporation was adopted by all of the Shareholders of the Corporation:

                  RESOLVED, that Amended and Restated Articles of Incorporation attached hereto as Exhibit A and incorporated herein by reference, are hereby adopted by the Corporation. These Amended and Restated Articles of Incorporation shall supersede the existing Articles of Incorporation.

         EXECUTED this 31st day of October, 1997.


                                           /s/ Norbert E. Reich
                                           ------------------------------------
                                           Norbert E. Reich, President


                                           /s/ Frank E. Seidelmann
                                           ------------------------------------
                                           Frank E. Seidelmann, Secretary

                                    EXHIBIT A
                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                         REICH, SEIDELMANN & JANICKI CO.

         1 - Name. The name of the corporation is Reich, Seidelmann & Janicki
Co.

         2 - Principal Office. The corporation's principal office is located in the City of Solon, County of Cuyahoga, State of Ohio.

         3 - Purpose. The purpose for which the corporation is formed is to engage in any lawful act or activity for which corporations may be formed under Sections 1701.01 to 1701.93, inclusive, of the Ohio Revised Code.

         4 - Shares. The maximum number of shares which the corporation is authorized to have outstanding is ten thousand (10,000) all of which shall be common shares without par value.

         5 - Purchase of Shares. The corporation, by action of its directors, has the right and authority to purchase any of its outstanding shares at such price and upon such terms as are agreed upon between the corporation and the selling shareholder, whenever the corporation has funds legally available for such purchase.

         6 - Voting. The holders of a majority of the outstanding voting shares are authorized to take any action which, but for this provision, would require the vote or other action of the holders of more than a majority of such shares.

         7 - Conflict of Interest. A director or officer of the corporation shall not be disqualified, because of his office, from dealing or contracting with the corporation as a vendor, purchaser, employee, agent or otherwise; nor shall any transaction of the corporation be void or voidable or in any way affected or invalidated by reason of the fact that any such director or officer, or any firm of which such director or officer is a member, or any corporation of which such director or officer is a shareholder, director, or officer, is any way interested in such transaction if the fact that such director, officer, firm, or corporation is so interested is [ILLEGIBLE] to or is known by such directors of the corporation who are present at the meeting of the directors at which action upon such transaction is taken: nor shall any such director or officer be accountable or responsible to the corporation with respect to any such transaction of the corporation or for any gains or profits realized by him because he, or any firm of which he is a member, or any corporation of which he is a shareholder, officer, or director, is interested in such transaction; and any such director may be counted in determining the existence of a quorum at any meeting of the directors of the corporation which will authorize or take action with respect to any such transaction, and may vote thereat to authorize, ratify, or approve any such transaction with like force and effect as if he, or any firm of which he is a member, or any corporation of which he is a shareholder, officer, or director, were not interested in such transaction. As used herein, "transaction" includes any contract or other act of the corporation.

         8 - Pre-emptive Rights. The pre-emptive right to purchase additional shares or other securities of the corporation is expressly denied to all shareholders of all classes.

         9 - Superseding Articles of Incorporation. These Amended and Restated Articles of Incorporation take the place of and supersede the existing Articles of Incorporation as such may have been heretofore amended.


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